Exhibit 4.6

Execution Version

BARCLAYS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH,

as Contingent Capital Security Registrar

TENTH SUPPLEMENTAL INDENTURE

Dated as of May 15, 2024

To the Contingent Capital Securities Indenture, dated as of August 14, 2018,

among the Issuer, the Trustee and Paying Agent and the Contingent Capital Security Registrar

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions	2

SECTION 1.02. Effect of Headings	2

SECTION 1.03. Separability Clause	2

SECTION 1.04. Benefits of Instrument	2

SECTION 1.05. Relation to Indenture	2

SECTION 1.06. Construction and Interpretation	2

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01. Amendments to the Base Indenture	3

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01. Effectiveness.	8

SECTION 3.02. Ratification and Integral Part	8

SECTION 3.03. Priority	8

SECTION 3.04. Not Responsible for Recitals	8

SECTION 3.05. Successors and Assigns	8

SECTION 3.06. Counterparts	8

SECTION 3.07. Governing Law	8

i

TENTH SUPPLEMENTAL INDENTURE, dated as of May 15, 2024 (the “Tenth Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales, as Issuer (hereinafter called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”) and Paying Agent (herein called the “Paying Agent”), having a Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Contingent Capital Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (herein called the “Contingent Capital Security Registrar”), to the CONTINGENT CAPITAL SECURITIES INDENTURE, dated as of August 14, 2018 among the Company, the Trustee and the Contingent Capital Security Registrar (as heretofore amended and supplemented, the “Base Indenture” and, together with this Tenth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(d) of the Base Indenture permits supplements thereto without the consent of Holders of Contingent Capital Securities, when authorized by, or pursuant to, a Board Resolution or Delegated Person Resolution, to add to, change or eliminate any of the provisions of the Base Indenture with respect to Contingent Capital Securities issued on or after the date hereof;

WHEREAS, the Company desires to amend Sections 1.01, 1.05, 3.01(cc), 3.01(gg), 5.04(d), 10.04(a), 11.02, 11.03, 11.04(a), 11.08, 11.10 and 13.01(a) of the Base Indenture to add or amend certain defined terms or provisions in relation to notices, substitution and variation of terms, the waiver of set-off, minimum redemption notice periods, the payment of any Additional Amounts, conditions to redemption or repurchase and the contractual recognition of the U.K. Bail-in Power with respect to Contingent Capital Securities;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Tenth Supplemental Indenture; and

WHEREAS, the Company has requested, and hereby requests, that the Trustee join with the Company in the execution and delivery of this Tenth Supplemental Indenture;

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trustee and Paying Agent and the Contingent Capital Security Registrar mutually agree as follows with regard to the Base Indenture:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Tenth Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

SECTION 1.02. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03. Separability Clause.

In case any provision in this Tenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04. Benefits of Instrument.

Nothing in this Tenth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05. Relation to Indenture.

This Tenth Supplemental Indenture constitutes an integral part of the Indenture and the provisions set out in Article II herein apply to Contingent Capital Securities authenticated, delivered and issued on or after the date of this Tenth Supplemental Indenture.

SECTION 1.06. Construction and Interpretation.

Unless the context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Tenth Supplemental Indenture, refer to this Tenth Supplemental Indenture as a whole and not to any particular provision of this Tenth Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section or Article refer to Sections or Articles of this Tenth Supplemental Indenture;

(d) wherever the words “include,” “includes” or “including” are used in this Tenth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01. Amendments to the Base Indenture.

(a) The following definitions in Section 1.01 of the Base Indenture are hereby respectively amended and restated in their entirety as follows:

“secondary non-preferential debts” shall have the meaning given to it in the U.K. Insolvency Act 1986, as amended or replaced from time to time.

“Withdrawal Act” means the United Kingdom European Union (Withdrawal) Act 2018, as amended.

(b) Section 1.01 of the Base Indenture is hereby amended to include the following definitions:

“eligible liabilities” has the meaning given to such term in the U.K. Banking Act 2009, as the same has been or may be amended from time to time, and “eligible liabilities instruments” means eligible liabilities instruments for the purposes of the Capital Regulations.

“own funds” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations.

“own funds instruments” has the meaning given to such term in the U.K. CRD Regulation as interpreted and applied in accordance with the Capital Regulations.

(c) Section 1.05 of the Base Indenture is hereby amended by deleting the references to “, facsimile transmission” and “or facsimile” appearing therein.

(d) Section 3.01(cc) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(cc) provisions relating to the exercise, claim or pleading of any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to a Holder by the Company arising under, or in connection with, the Contingent Capital Securities, if different from the waiver of set-off provisions in this Contingent Capital Securities Indenture;”

(e) Section 3.01(gg) of the Base Indenture is hereby amended and restated in its entirety:

“(gg) the terms and conditions, if any, under which the Company may elect to substitute or vary the terms of the Contingent Capital Securities of the series; and”

(f) Section 3.01(hh) is added as follows:

“(hh) any other terms of the series (which terms shall not be inconsistent with the provisions of this Contingent Capital Securities Indenture, except as permitted by Section 9.01(d)).”

(g) Section 5.04(d) of the Base Indenture is hereby amended and restated in its entirety as follows:

“(d) Subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Capital Securities, no Holder or Beneficial Owner may exercise, claim or plead any right of set-off, compensation, counterclaim, retention or netting in respect of any amount owed to it by the Company arising under, or in connection with, the Contingent Capital Securities and this Contingent Capital Securities Indenture or any supplemental indenture hereto and each Holder and Beneficial Owner shall, by virtue of its holding of any Contingent Capital Security (or any beneficial interest therein), be deemed, to the fullest extent permitted under applicable law, to have waived all such rights of set-off, compensation, counterclaim, retention and netting. Notwithstanding the foregoing, if any amounts due and payable to any Holder or Beneficial Owner of the Contingent Capital Securities by the Company in respect of, or arising under, the Contingent Capital Securities or this Contingent Capital Securities Indenture or any supplemental indenture hereto are discharged by set-off, compensation, counterclaim, retention or netting, such Holder or Beneficial Owner shall, subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Capital Securities, immediately pay to the Company an amount equal to the amount of such discharge (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Contingent Capital Securities, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off, compensation, counterclaim, retention and netting.”

(h) Section 10.04(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 10.04 Additional Amounts. (a) Unless otherwise specified in the terms of Contingent Capital Securities of a series in accordance with Section 3.01, the Company will pay any amounts to be paid by the Company on any series of Contingent Capital Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless otherwise specified in the terms of the Contingent Capital Securities of a series in accordance with Section 3.01, if at any time a Taxing Jurisdiction requires the Company to deduct or withhold Taxes, the Company will pay the additional amounts of, or in respect of, any interest (but not principal or any premium) on such series of Contingent Capital Securities (“Additional Amounts”) that are necessary so that the net amounts in respect of interest paid to the Holders of such series of Contingent Capital Securities, after the deduction or withholding, shall equal the amounts in respect of interest which would have been payable in respect of such series of Contingent Capital Securities had no such deduction or withholding been required. However, the Company will not pay Additional Amounts for Taxes:

(i) that are payable because the Holder or the Beneficial Owner of the Contingent Capital Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the relevant Contingent Capital Securities, or the collection of any payment of, or in respect of any interest on, any Contingent Capital Securities of the relevant series;

(ii) that are payable because (except in the case of a winding up of the Company in England) the relevant Contingent Capital Securities are presented for payment in the United Kingdom;

(iii) that are payable because the relevant Contingent Capital Securities are presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder of the relevant Contingent Capital Securities would have been entitled to the Additional Amounts on presenting the Contingent Capital Security for payment at the close of such thirty-day (30-day) period;

(iv) that are payable because the Holder or the Beneficial Owner of the relevant Contingent Capital Securities or the beneficial owner of any payment of (or in respect of) any interest on such Contingent Capital Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder, Beneficial Owner or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

(v) if such Taxes would not have been so imposed, or would have been excluded pursuant to clauses (i) through (iv) above inclusive, if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Contingent Capital Securities had been the Holder of such Contingent Capital Securities.

Whenever in this Contingent Capital Securities Indenture there is mentioned, in any context, the payment of any interest on, or in respect of, any Contingent Capital Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. The limitations and restrictions on interest payments described under Sections 3.12 and 3.13 hereof shall apply to any Additional Amounts mutatis mutandis.”

(i) Sections 11.02, 11.03 and 11.04(a) of the Base Indenture are hereby amended by replacing the reference to “thirty (30)” appearing therein by “fifteen (15).”

(j) Section 11.08 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 11.08 Limitations on Redemption. Notwithstanding any other provision in this Contingent Capital Securities Indenture and unless otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Capital Securities, the Company may redeem any series of Contingent Capital Securities (in the case of any series of Contingent Capital Securities with a Stated Maturity, before their Stated Maturity) (and give notice thereof to the Holders of the relevant Contingent Capital Securities) only if the Company has obtained the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the Contingent Capital Securities. In addition, any such redemption of any series of Contingent Capital Securities shall be subject to the additional conditions set out in Section 11.13.”

(k) Section 11.10 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Section 11.10 Condition to Repurchase. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Contingent Capital Securities, the Company or any member of the Group may purchase or otherwise acquire any Outstanding Contingent Capital Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations, and subject to the prior consent of the PRA and/or the Relevant U.K. Resolution Authority (in either case, if such consent is then required by the Capital Regulations) and to applicable law and regulations. In addition, any such repurchase of Outstanding Contingent Capital Securities shall be subject to the additional conditions set out in Section 11.13.”

(l) A new Section 11.13 is hereby inserted into the Base Indenture as follows:

“Section 11.13 Additional Conditions Relating to Redemption and Repurchase of Contingent Capital Securities. Any redemption or repurchase of a particular series of Contingent Capital Securities shall be subject to:

(a) one of the following conditions in (i) or (ii) below being met, as applicable to such Contingent Capital Securities, in each case, if and to the extent then required by the Capital Regulations:

(i) before or at the same time as such redemption or repurchase of the Contingent Capital Securities, the Company replaces such Contingent Capital Securities with “own funds instruments” of equal or higher quality at terms that are sustainable for the Company’s income capacity; or

(ii) the Company has demonstrated to the satisfaction of the PRA that its “own funds” and “eligible liabilities” would, following such redemption or repurchase, exceed the relevant requirements for its own funds and eligible liabilities laid down in U.K. CRD and in the U.K. legislation that implemented EU Directive 2014/59/EU, as amended from time to time, by a margin that the PRA considers necessary.

(b) in the case of any such redemption or repurchase of a particular series of Contingent Capital Securities before five years after the date of issuance of such Contingent Capital Securities, one of the following conditions in (i), (ii), (iii) or (iv) below being met, in each case, if and to the extent then required by the Capital Regulations:

(i) in the case of redemption due to the occurrence of a change in the regulatory classification of the relevant Contingent Capital Securities that does or would be likely to result in their exclusion from own funds or reclassification as own funds of lower quality (A) the PRA considers such change to be sufficiently certain and (B) the Company demonstrates to the satisfaction of the PRA that such regulatory reclassification was not reasonably foreseeable at the time of the issuance of the Contingent Capital Securities; or

(ii) in the case of redemption due to the occurrence of a Tax Event, the Company demonstrates to the satisfaction of the PRA that such Tax Event is material and was not reasonably foreseeable at the time of issuance of the relevant Contingent Capital Securities; or

(iii) before or at the same time as such redemption or repurchase of the relevant Contingent Capital Securities, the Company replaces such Contingent Capital Securities with own funds instruments of equal or higher quality at terms that are sustainable for the Company’s income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(iv) the relevant Contingent Capital Securities are repurchased for market making purposes.

Notwithstanding the conditions set out above, if, at the time of any such redemption or repurchase, the Capital Regulations permit the redemption or repurchase of a particular series of Contingent Capital Securities only after compliance with one or more alternative or additional pre-conditions to those set out above, the Company will comply with such other and/or, as appropriate, additional pre-condition(s).”

(m) Section 13.01(a) of the Base Indenture is hereby amended by adding “or the Trustee on behalf of the Holders of the Contingent Capital Securities,” after “Notwithstanding and to the exclusion of any other term of the Contingent Capital Securities or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Contingent Capital Securities” and before “by acquiring any Contingent Capital Securities, each Holder and Beneficial Owner of the Contingent Capital Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority”.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01. Effectiveness. This Tenth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02. Ratification and Integral Part. The Base Indenture as supplemented by this Tenth Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee.

SECTION 3.03. Priority. This Tenth Supplemental Indenture shall be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Tenth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.04. Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Tenth Supplemental Indenture.

SECTION 3.05. Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Tenth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.06. Counterparts. This Tenth Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07. Governing Law. This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.04(d) of the Base Indenture, as amended hereby, which shall be governed by and construed in accordance with English law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Stuart Frith
Name: Stuart Frith
Title: Director, Capital Markets Execution

THE BANK OF NEW YORK MELLON, LONDON
BRANCH, AS TRUSTEE AND PAYING AGENT

By:	/s/ Ricardo da Rocha
Name: Ricardo da Rocha
Title: Authorised Signatory

THE BANK OF NEW YORK MELLON SA/NV,
LUXEMBOURG BRANCH, AS CONTINGENT CAPITAL
SECURITY REGISTRAR

By:	/s/ Ricardo da Rocha
Name: Ricardo da Rocha
Title: Authorised Signatory

[Signature Page to Tenth Supplemental Indenture]